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                                                           EXHIBIT (6)(a)(5)(ii)

                                  SCHEDULE A-2

                         EATON VANCE MUTUAL FUNDS TRUST
                             DISTRIBUTION AGREEMENT

                            EFFECTIVE: MARCH 4, 1998

                                   Sales Commissions
Name of Fund Adopting this Plan    on Class B Shares      Prior Agreements
-------------------------------    -----------------      ----------------

Eaton Vance Tax-Managed
  International Growth Fund               5%                     N/A